Datum: 06.09.1996
                                                              Telefon: 310-93072
                                                 Unser Zeichen: FKB III/FP/Tiede
                                                                   34.tie.ficore



                                Darlehensvertrag


Die
Fiber Core. Inc.
Charlton Road 174
01566 Sturbridge / MA / U S A

- nachsteend Kreditnehmer sowie Beteiligungsgeber gennant -

und die

B E R L I N E R     B A N K    A G

- nachstehend Bank gennant -

vereinbaren gema(BETA) Antragstellung Die Einraumung eines zweckgebundenen Darle-hens aus dem Beteiligungsfonds (Ost) der Kreditanstalt fur Wiederaufbau

         in Hohe von DM 7.700.000,--
         (in Worten:  Deutsche Mark sieben Millionen siebenhunderttausend)

met einem Auszahlungskurs von 100 %. Die Mittel sind in voller Hohe vom Be-teiligungsgeber an die

         Firma Fiber Core Glasfaser Jena GmbH
         Goschwitzer Str. 20
         07745 Jena

         - nachstehend Beteiligungsnehmer gennant -

weiterzuleiten.

Die beigefugten "Allgemeinen Geschaftsbedingungen: und die "Bedingungen fur den KfW-Beteiligungsfonds (Ost) bei Bankendurchleitung in der Fassung 08/95" stellen einen wesentlichen Bestandteil dieses Darlehensvertrages dar.

Verwendungszweck

1. Der Beteiligungsgeber darf das Darlehen nur zur 100 %igen Finanzierung einer von ihm zu ubernehmenden Beteiligung von TDM 7.700 an der Firma Fiber Core Glasfaser Jena GmbH einsetzen.

2.   Die dem Beteiligungsnehmer zuflie(beta)enden Mittel durfen nur zur Starkung
     seiner  Eigenkapitalbaisis   verwendet  werden,  um  die  Finanzierung  der
     folgenden Ma(beta)nahmen sicherzustellen:

         Investitionsort:  07745 Jena

         Finanzierung von:

                  Gewerblichen Baukosten:            DM    2.600.000,--
                  Maschinen:                         DM    7.260.000,--
                  Einrichtungen:                     DM       50.000,--
                  Sonstigem:                         DM       90.000,--
                                                     DM   10.000.000,--

Die den Darlehensbetrag ubersteigenden Aufwendungen werden aus Zuschussen aus der Gemeinschaftsaufgabe in Hohe von DM 2.300.000,-- finanziert.

Die mit diesen Mitteln finanzierten Investitionen dienen ausschlie(beta)lich der Nutzung durch den Beteiligungsnehmer.

Auszahlung/Gebuhren

Wegen der Zweckbindung des Kredites darf die Kreditvaluta erst abgerufen werden, wenn die Einzahlung laut Darlehens - bzw. Beteiligungsvertrag fallig ist. Die Auszahlung des Darlehens erfolgt in Uberweisungsverfahren nach Bereitstellung der Darlehensmittel durch die Kreditanstalt fur Wiederaufbau, wenn alle Darlehensbedingungen erfullt sind. Besichtigung vor Ort behalt die Bank sich vor.

Das Darlehen halt die Bank bis zum 11.09.1996 kostenfrei bereit. Danach wird fur die nicht in Anspruch genommenen Betrage bis zur Auszahlung eine
Bereitstellungsprovision von 0,25 % pro Monat von der Kreditanstalt fur Wiederaufbau breechnet, die vom Kreditnehmer zu tragen ist.

Voraussetzung    fur   die    Darlehensgewahrung    ist   der    Nachweis    der
Gesamtfinanzierung.         Daruber        hinaus        mussen         folgende
Auflagen/Auszahlungsvoraussetzungen erfullt werden:

     1.   Der zwischen  Beteiligungsgeber  und  Beteiligungsnehmer  geschlossene
          Beteiligungsvertrag   ist  der   Kreditanstalt  fur  Wiederaufbau  vor
          Auszahlung des Darlehens vorzulegen.

     2. Die Beteiligung wird dem Beteiligungsnehmer vom Beteiligungsgeber als Darlehen mit Rangrucktritt zur Verfugung gestellt.

     3. Die vom Beteiligungsgeber und vom Beteiligungsnehmer unterzeichnete Subventionserklarung fur den KfW-Beteiligungsfonds (Ost) ist der Bank vor Auszahlung einzureichen.

     4.   Ein  Liability/Equity-Ratio  der Fiber  Core  Glasfaser  Jena GmbH von
          nicht  gro(beta)er  als  4  durch  die   Muttergesellschaft   mu(beta)
          gewahrleistet sein.

     5. Die vom Wirtschaftsprufer testierte Bilanz 1995 und die konsolidierte Bilanz der Fiber Core Inc., die eine angemessene Eigenkapitalausstattung von ca. 20% bestatigen mu(beta), sind der Bank einzureichen.

     6.   Die  vom  Wirtschaftsprufer  testierte  Bilanz  1995  der  Fiber  Core
          Glasfaser jena GmbH, die eine Eigenkapitalbasis von mind. 25 % bestatigen mu(beta), ist der Bank vorzulegen.

     7. Eine Kopie des langfristigen Lieferabkommens zwischen der Fiber Core Glasfaser Jena GmbH und der Firma AMP Inc. Ist der Bank einzureichen.

Aus den einzureichenden Unterlagen durfen sich sowohl fur die Bank als auch fur die Kreditanstalt fur Wiederaufbau keine Bedenken eregeben.

Verzinsung

Das  Darlehen  ist  vom  Tage  der  Auszahlung  durch  die   Kreditanstalt   fur
Wiederaufbau mit 6,25 % p.a. zu verzinsen.

Die  Zinsen  und   Bereitstellungsprovision   werden  jeweils   vierteljahrilich
nachtraglich zum 31. Marz, 30. Juni, 30. September und 30. Dezember einies jeden Jahres fallig und werden dem laufenden Konto des Kreditnehmers belastet.

Des weiteren ist hiermit vereinbart, da(beta) das zwischen Beteiligungsgeber und
Beteiligungsnehmer   zu  vereinbarende   Beteiligungsentgelt   den  vorgenannten
Zinssatz um mind. 0,5 % p.a. ubersteigen mu(beta).

Ruckzahlung

Der Kredit ist am 30.09.2006 zuruckzuzahlen.

Sicherheiten

Fur alle bestehenden, kunftigen und bedingten Anspruche, die der Bank mit ihren samtlichen in- und auslandischen Geschaftsstellen gegen den Kreditnehmer aus der bankma(beta)igen Geschaftsverbindung zustehen, haften samtliche bei ihr unterhaltenen Guthaben und Depotwerte des Kreditnehmres als Pfand.

Weitere gesondert vereinbarte Sicherheiten sind auf Anlage S aufgefuhrt und gelten als Bestandteil dieses Vertrages.

Alle Sicherheiten fur sonstige Darlehen des Kreditnehmers dienen nachrangig auch fur dieses Kreditengagement als Sicherheit.

Sonstiges

Die Bank ist berechtigt, jederzeit die bestimmungsma(beta)ige Verwendung des Darlehens und die bestellten Sicherheiten zu uberprufen sowie Einblick in die wirtschaftlichen Verhaltnisse des Kreditnehmers zu nemen. Die Prufungsrechte kann die Bank auf Dritte ubertragen. Etwa damit zusammenhangende Kosten und/oder Gebuhren gehen zu Lasten des Kreditnehmers.

Fur die Dauer des Darlehensverhaltnisses gilt als vereinbart, da(beta) sowohl der Beteiligungsgeber als auch der Beteiligungsnehmer die Bank uber seine wirtschaftlichen Verhaltnisse in ausreichendem Ma(beta)e informieren. Insbesondere sind jeweils unaufgefordert nach Fertigstellung - spatestens jedoch sechs Monate nach Abschul(beta) des Geschaftsjahres - die Jahresabschlusse zur vertraulichen Kenntnisnahme einzureichen, die mit einer Stellungnahme der Bank der Kreditanstalt fur Wiederaufbau zuzuleiten sind. Daruber hinaus wird die monatliche Einreichung von Geschaftsberichten beider Unternahmen vereinbart.

Der Kreditnehmer ist jederzeit berechtigt, gema(beta) den "Bedingungen fur den KfW-Beteiligungsfonds (Ost) bei Bankendurchleitung in der Fassung 08/95", das Darlehen zuruckzuzahlen.

Anderungen beim Unternehmen des Kreditnehmers, die die wirtschaftlichen Grundlagen nachhaltig beeinflussen, wie z.B. Standortverlegung, Eroffnung von Filialbetrieben, Anderung der Gesellschaftsform, Anderung von Beteiligungsverhaltnissen, sind der Bank unverzuglich anzuzeigen.

Der Bank steht das Recht zu, den Darlehensvertrag aus wichtigem Grund vorzeitig zu kundigen. Einzelheiten sind in Ziffer 11 der "Bedingungen fur den KfW-

Beteiligungsfonds (Ost) bei Bankendurchleitung in der Fassuing 08/95" und Ziffer 19 der "Allgemeinen Geschaftsbedingungen" der Berliner Bank AG geregelt.

Erfullungsort fur beide Teile ist die kontofuhrende Stelle der Berliner Bank Aktiengesellschaft. Als Gerichtsstand gilt das Amtsgericht Charlottenburg bzw. Das Landgericht Berlin als vereinbart.

Die Abruffrist fur Darlehensteile endet mit dem 12.08.1997.

Es ist hiermit vereinbart, da(beta) Vermogensverschiebungen zugunsten des Beteiligungsgebers nicht zulassig sind. Au(beta)erdem hat der Beteiligungsgeber den Beteiligungsnehmer nicht zu fur diesen nachteiligen Geschaften oder Zahlungen zu veranlassen, die den Regeln eines ordnungsgema(beta)en Geschaftsbetriebes oder gesetzlichen Bestimmungen widersprechen oder die im Fall des Konkurses des Beteiligungsnehmers oder aus sonstigen Gruden anfechtbar sind.

Sollten Bestimmungen dieses vertrages ganz oder teilweise rechtsunwirksam sein oder werden, so beruhrt dies nicht die Wirksamkeit der ubrigen Vertragsbestimmungen. Etwaige unwirksame Regelungen sollen durch die den wirtschaftlichen Zielsetzungen am nachsten kommenden Regelungen ersetzt werden.

Die Voraussetzung der Kreditgewahrung ergeben sich aus der am 08.12.1995 im Bundesanzeiger Nr. 231 veroffentlichten Richtlinie des Bundesministers fur Wirtschaft uber die Vergabe von Refinanzierungsdarlehen an Beteiligungsgeber gema(beta) ss. 7a des Fordergebietsgesetzes vom 10.Oktober 1995.

Sept. 26, den  Jena                   Berlin, den 06.09.1996
1996
                                      B E R L I N E R   B A N K
/S/                                   Aktiengesellschaft
   ----------------------------
Kreditnehmer

Anlagen

Essential Terms and Conditions of Loan Contract between FiberCore, Inc. And Berliner Bank AG dated September 6, 1996.


                                      * * *


Loan Amount DM 7.700.000 payable 100%, for the specific investment use as applied for.

The funds are to be transferred in full to FCJ.

The  "general  business  terms" and the "terms  for the  KfW-participation  fund
(East) 08/95" form a part of the loan agreement.

Purpose of Use

1)   100% for financing the investment in FCJ.

2) The funds are solely for FCJ's equity strengthening to finance the following in Jena:

         Construction               2.600.000 DM
         Machinery                  7.260.000 DM
         Furnishings                   50.000 DM
         Misc.                         90.000 DM
                                   10.000.000 DM

Expenditures exceeding the loan amount will be financed from the state grant. The investments financed with these funds serve exclusively the use by F.C.J.

Payment/Fees

Funds will be released when all conditions are fulfilled.

The loan is being held available free of charge till September 11, 1996. Afterwards KfW will charge a commitment fee of 0.25% per month for funds not released.

The loan is conditioned on proof of secured total financing for the project. In addition, these requirements have to be met:

     1) The participation contract between FCI and FCJ has been submitted to KfW.

     2) The loan transferred by FCI to FCJ ranks secondary to FCJ's other creditors.

     3) The subsidy statement signed by FCI and FCJ has been submitted to BBk (To follow).

     4)   FCJ's liability/equity ratio 4 maximum.

     5) Presentation of audited 1995 consolidated FCI financials showing a minimum equity base of approx. 20%.

     6) Presentation of audited 1995 FCJ financials showing a minimum equity base of 25%.

     7)   Presentation of the long-term FCJ/AMP supply agreement.

Neither BBk nor KfW must have any reservations about the documents to be furnished.

Interest Payment

Effective the day of loan release, KfW will charge 6.25% p.a.

Interest charges and the commitment fees are payable per March 31, June 30, September 30 and December 30, and will be charged to FCJ's account.

FCJ pays FCI 0.5% annually.

Repayment of Loan

The loan is to be repaid on September 30, 2006.

Collateral's

FCI's credits and deposits in worldwide accounts with the Berliner Bank and its subsidiary offices serve as collateral against present and future claims by the bank.

All security interest pledges by FCI for other loans also serve as secondary collateral to this loan.

Miscellaneous

The bank is entitled to examine the use of the loan at any time and to audit the company's performance. Investigations can be entrusted to third parties at the borrower's expense.

In addition to annual financials reports, the bank requires monthly business reports from FCI and FCJ. The bank will forward such reports with a commentary to KfW.

The loan can be repaid early (See KfW terms).

Changes  in  the   companies   which  may  affect  their   economic   conditions
substantially (e.g. location, new subsidiaries, corporate/ownership, etc.) must be announced immediately.

The total loan pay-out must have occurred on August 12, 1997.

Asset shifts in favor of the borrower are not permissible. Besides, the borrower must not induce FCJ to transact business or payments which are disadvantageous to FCJ or which conflict with the rules of proper company management or with legal regulations or which could be contested in the event of FCI's bankruptcy or for any other reasons.

Appendix S to this loan contract:

Bank Guarantee DM 3.850.000
Any fees for the above or for documentation required will be at borrower's expense.